                           TOTAL SYSTEM SERVICES, INC.
                Statement re Computation of Per Share Earnings

     The following computations set forth the calculations of primary and fully diluted earnings per share for the three months and nine months ended September
30, 1996 and 1995:
                        Three Months Ended               Nine Months Ended
                        September 30, 1996              September 30, 1996
                       --------------------            --------------------
                                     Fully                            Fully
                      Primary        Diluted           Primary        Diluted
                      Earnings       Earnings          Earnings       Earnings
                      Per Share      Per Share         Per Share      Per Share
                      ---------      ---------         ---------      ---------
Net income        $  11,346,910  $  11,346,910     $  25,216,241   $ 25,216,241
                    ===========    ===========       ===========    ===========
Weighted average
 number of common
 shares outstanding 129,289,565    129,289,565       129,285,759    129,285,759

Increase due to
 assumed issuance of
 shares related to
 stock options
 outstanding            164,151        167,193           160,594        167,193
                    -----------    -----------       -----------    -----------
Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding        129,453,716    129,456,758       129,446,353    129,452,952
                    ===========    ===========       ===========    ===========
Net income per
 common and common
 equivalent share  $        .09  $         .09      $        .20   $        .20
                    ===========    ===========       ===========    ===========


                        Three Months Ended               Nine Months Ended
                        September 30, 1995              September 30, 1995
                       --------------------            --------------------
                                     Fully                            Fully
                      Primary        Diluted           Primary        Diluted
                      Earnings       Earnings          Earnings       Earnings
                      Per Share      Per Share         Per Share      Per Share
Net income        $   7,389,910   $  7,389,910      $ 18,187,008   $ 18,187,008
                    ===========    ===========       ===========    ===========
Weighted average
 number of common
 shares outstanding 129,262,588    129,262,588       129,262,588    129,262,588

Increase due to
 assumed issuance of
 shares related to
 stock options
 outstanding            130,690        138,680           124,752        138,680
                    -----------    -----------       -----------    -----------
Adjusted weighted
 average number of
 common and common
 equivalent shares
 outstanding        129,393,278    129,401,268       129,387,340    129,401,268
                    ===========    ===========       ===========    ===========

Net income per
 common and common
 equivalent share  $        .06   $        .06       $       .14   $        .14
                    ===========    ===========        ==========    ===========
